Exhibit 10.7

DESCRIPTION OF NON-EMPLOYEE
DIRECTOR COMPENSATION CHANGES

The annual Committee Chair fees have been changed beginning with the Directors’ 2014-2015 terms of office as follows: The fee for serving as Audit Committee Chair has been increased from $10,000 to $15,000; the fee for serving as Compensation Committee Chair has been increased from $5,000 to $10,000; and the fees for serving as Chairs of the other two Committees have been increased from $5,000 to $7,500. The other fees payable to Non-Employee Directors remain unchanged.